     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1994
                                                     REGISTRATION NO.
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           BB&T FINANCIAL CORPORATION
                 (Exact name of Issuer as specified in Charter)
                              223 WEST NASH STREET
                  WILSON, WILSON COUNTY, NORTH CAROLINA 27893
                    (Address of principal executive offices)
                                  919/399-4291
                (Issuer's Telephone Number Including Area Code)

               NORTH CAROLINA                              56-1056232
       (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                 Identification No.)
                                                            COPY TO:
                SCOTT E. REED                       ARCH E. LYNCH, JR., ESQ.
            223 WEST NASH STREET                    POYNER & SPRUILL, L.L.P.
 WILSON, WILSON COUNTY, NORTH CAROLINA 27893          3600 GLENWOOD AVENUE
                919/399-4291                     RALEIGH, NORTH CAROLINA 27612
     (Name, Address and Telephone Number                  919/783-6400
            of Agent for Service)

      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [X]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]
                        CALCULATION OF REGISTRATION FEE
[CAPTION]

                                                                     PROPOSED
                                                                      MAXIMUM
          TITLE OF                              PROPOSED MAXIMUM     AGGREGATE       AMOUNT OF
  EACH CLASS OF SECURITIES      AMOUNT TO BE     OFFERING PRICE   OFFERING PRICE   REGISTRATION
      TO BE REGISTERED         REGISTERED (1)     PER UNIT (1)          (1)           FEE (1)
Common Stock
  $2.50 par value...........  2,000,000 shares       $30.00         $60,000,000       $20,690

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant's Common Stock, as reported on the NASDAQ National Market System on June 13, 1994.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES COVERED BY THIS PROSPECTUS IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BB&T FINANCIAL CORPORATION SINCE THE DATE HEREOF.
                               TABLE OF CONTENTS

                                                          PAGE
AVAILABLE INFORMATION..................................     3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........     3
BB&T FINANCIAL CORPORATION.............................     4
USE OF PROCEEDS........................................     4
DESCRIPTION OF THE PLAN................................     4
  Purpose..............................................     6
   1. What is the purpose of the Plan?.................     6
  Participation Alternatives...........................     6
   2. What alternatives are available to participants
      in the Plan?.....................................     6
  Advantages...........................................     6
   3. What are the advantages of the Plan?.............     6
  Administration.......................................     7
   4. Who administers the Plan for participants?.......     7
  Participation........................................     7
   5. Who is eligible to participate?..................     7
   6. How does an eligible shareholder participate?....     7
   7. When may an eligible shareholder enroll in the
      Plan?............................................     8
   8. What does the Authorization Form
      provide?.........................................     8
   9. How may a participant change participation
      alternatives under the Plan?.....................     8
  Costs................................................     9
  10. Are there any expenses to participants in
      connection with purchases under the Plan?........     9
  Purchases............................................     9
  11. What is the source of shares purchased under the
      Plan?............................................     9
  12. How many shares will be purchased for
      participants?....................................     9
  13. What will be the price of shares of Common Stock
      purchased under the Plan?........................     9
  14. How will the discounted purchase price of "not
      less than 95%" of the fair market value of Common
      Stock described in Question 13 be determined?....    10
  15. How will participants be informed of the amount
      of the discounted purchase price to fair market
      value as in effect from time to time?............    10
  16. When will purchases of shares of Common Stock be
      made?............................................    10
  Optional Cash Payments...............................    10
  17. How do optional cash payments work?..............    10
  18. How may optional cash payments be
      made?............................................    11
  Reports to Participants..............................    11
  19. What kind of reports will be sent to participants
      in the Plan?.....................................    11

                                                          PAGE
  Dividends on Fractions of Shares.....................    11
  20. Will participants be credited with cash dividends
      on full and fractional shares held in their
      accounts under the Plan?.........................    11
  Certificates for Shares..............................    11
  21. Will stock certificates be issued for the shares
      of Common Stock purchased?.......................    11
  22. In whose name will certificates be registered
      when issued to participants?.....................    12
  Change of Participation, Withdrawals and
    Termination........................................    12
  23. How do participants change their method of
      participation?...................................    12
  24. How does a participant withdraw shares from his
      or her Plan Account?.............................    12
  25. How does a participant terminate participation in
      the Plan?........................................    12
  26. When may a participant terminate participation in
      the Plan?........................................    13
  Taxes................................................    13
  27. What are the Federal income tax consequences of
      participation in the Plan?.......................    13
  Other Information....................................    14
  28. What happens when you sell or transfer all of the
      shares registered in your name?..................    14
  29. What happens when you sell or transfer some but
      not all of the shares registered in your name?...    14
  30. If the Corporation has a rights offering, how
      will the rights on the Plan shares be handled?...    14
  31. What happens if the Corporation issues a dividend
      payable in stock or declares a stock split?......    15
  32. How will a participant's shares held by the Plan
      Administrator be voted at shareholders'
      meetings?........................................    15
  33. What are the responsibilities of the Corporation
      and the Plan Administrator under the Plan?.......    15
  34. May the Plan be changed or discontinued?.........    15
  35. How may shareholders obtain answers to other
      questions regarding the Plan?....................    16
  36. What provision is made for those shareholders
      whose dividends are subject to income tax
      withholdings?....................................    16
CORPORATION CAPITAL STOCK
  General..............................................    16
  Common Stock.........................................    16
LEGAL OPINION..........................................    17
EXPERTS................................................    17
INDEMNIFICATION........................................    17

P R O S P E C T U S
                           BB&T FINANCIAL CORPORATION
                                2,000,000 SHARES
                                       OF
                                  COMMON STOCK
                               ($2.50 PAR VALUE)
                          OFFERED AS SET FORTH HEREIN
                                  PURSUANT TO
                           BB&T FINANCIAL CORPORATION
                           DIVIDEND REINVESTMENT PLAN
     The Dividend Reinvestment Plan (the "Plan") of BB&T Financial Corporation ("Corporation") provides participants in the Plan with a convenient and economical way of investing dividends and optional cash payments in additional shares of the common stock, $2.50 par value ("Common Stock"), of the Corporation. Any holder of record of Common Stock is eligible to participate in the Plan.
      Participants in the Plan may:
         (Bullet) have cash dividends on all or part of their shares reinvested automatically in shares of Common Stock at a price of not less than 95% of the then current market value;
         (Bullet) invest optional cash payments in shares of Common Stock at the then current market value provided that each payment is at least $25 and total payments by a participant in any calendar month do not exceed $4,000;
The price per share of Common Stock purchased for participants in the Plan from the reinvested dividends on their holdings of Common Stock will not be less than 95% (subject to annual adjustment) of the closing sales price for the shares in the over-the-counter market as reported under the National Association of Securities Dealers Automated Quotations ("NASDAQ") National Market System on the trading day immediately preceding the applicable purchase date. While the shares will generally come from authorized but unissued Common Stock, the Corporation reserves the right to have shares purchased for participants in open market transactions under certain circumstances. On June 13 1994, the closing sales price for the shares of Common Stock as reported under the NASDAQ National Market System was $30.25 per share.
     A shareholder who is not presently participating in the Plan may become a participant by completing the enclosed Authorization Form and returning it to the Plan Administrator, Dividend Reinvestment Plan, P.O. Box 1847, Wilson, North Carolina 27893. However, if you are already enrolled in the Dividend Reinvestment and Shareholder Savings Services, you will remain a participant in the Plan automatically and without any further action on your part. A shareholder who does not wish to participate in the Plan need not make any response and will continue to receive cash dividends, if and when declared, in the usual manner. Any questions about the administration of the Plan, should be directed to the Plan Administrator at 919/399-4606.
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTA-
                   TION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                 THE DATE OF THIS PROSPECTUS IS JUNE 17, 1994.

                             AVAILABLE INFORMATION
     BB&T Financial Corporation (the "Corporation") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") containing information relating to the business, financial statements, directors, officers and principal holders of its securities and other matters. Such reports, proxy statements and other information concerning the Corporation are available for inspecting and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices at 26 Federal Plaza, Room 1100, New York, New York 10278; and at 219 S. Dearborn Street Room 1204, Chicago, Illinois 60604. Copies of the foregoing materials also can be obtained at prescribed rates by request in writing directed to the Commission, Public Reference Section, Washington, D.C. 20549. Additional updating information with respect to the Plan and the securities offered by this Prospectus may be provided in the future to participants under the Plan by means of appendices to this Prospectus or, if appropriate, in other documents subsequently filed with the Commission.
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The Corporation hereby incorporates by reference in this Prospectus the following documents filed with the Commission:
          (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1993 filed pursuant to Section 13 of the Exchange Act;
          (b) The Corporation's definitive Proxy Statement filed pursuant to
     Section 14 of the Exchange Act in connection with its 1994 Annual Meeting of Shareholders; and
          (c) Corporation's Current Reports on Form 8-K dated January 10, 1994 and February 4, 1994 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, filed pursuant to Section 13 of the Exchange Act.
     All other reports filed by the Corporation with the Commission pursuant to
Section 13(a) and 13(c), of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of shares of Corporation's Common Stock pursuant to the Plan, any definitive proxy or information statement filed pursuant to Section 14 of the Exchange Act in connection with any subsequent meetings of shareholders and any reports filed pursuant to Section 15 of the Exchange Act prior to any such termination of the offering of shares, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
     The Corporation will provide promptly without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Scott E. Reed, Treasurer,
                                       3

BB&T Financial Corporation, 223 West Nash Street, Wilson, North Carolina 27893. Telephone requests may be directed to 919/399-4291.
     Additional information regarding the Corporation, the Plan described herein and the securities offered by this Prospectus is contained in the Registration Statement on Form S-3 and the exhibits relating thereto, as filed with the Commission under the Securities Act of 1933, as amended. For further information in this regard, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.
                           BB&T FINANCIAL CORPORATION
     BB&T Financial Corporation ("Corporation"), a North Carolina corporation, is a multi-bank holding company. Its principal direct subsidiaries are Branch Banking and Trust Company, a North Carolina chartered commercial bank ("BB&T-NC") and BB&T Financial Corporation of South Carolina, a second-tier bank holding company of Branch Banking and Trust Company of South Carolina ("BB&T-SC"). The Corporation's principal executive offices are located at 223 West Nash Street, Wilson, North Carolina 27893 and its telephone number is 919/399-4291.
                                USE OF PROCEEDS
     The net proceeds from the sale of the Common Stock offered pursuant to the Plan will be used for general corporate purposes, including investments in, or extensions of credit to, the Corporation's banking subsidiaries BB&T-NC and BB&T-SC. The Corporation is unable to indicate the amount of the proceeds that will be devoted to any particular purpose.
                            DESCRIPTION OF THE PLAN
     In September 1978, the Corporation activated its plan for the reinvestment of cash dividends paid to its shareholders by providing for purchases of the Corporation's outstanding shares of Common Stock either at market or in negotiated transactions. Such plan, identified as its Automatic Dividend Reinvestment and Shareholder Savings Service, also provided for optional cash payments of not less than $25 or more than $1,000 during any calendar month for purchase of its outstanding shares. First and Merchants National Bank was initially appointed as administrator of such reinvestment plan and continued to serve in such capacity until August, 1983. Subsequently, such reinvestment plan was modified and BB&T-NC assumed the administrative duties under such reinvestment plan.
     Pursuant to action of the Corporation's Board of Directors taken on July 17, 1984, the Corporation adopted certain amendments to the foregoing reinvestment plan relating to purchases of shares directly from the Corporation at a 5% discount to the fair market value, exclusive of shares purchased through optional cash payments made by participants.
     In July 1988, the Corporation's Board of Directors amended the Dividend Reinvestment and Shareholder Savings Service and reserved a total of 1,500,000 shares of the Corporation's authorized but unissued common stock, par value $2.50 per share, for issuance under its terms. In January 1994, the Corporation's directors reserved an additional 2,000,000 shares of Common Stock for issuance pursuant to the Plan and also effected other modifications and changes to the form of the Plan principally involving (i) an increase in the maximum permitted amount of optional cash payments from $2,000 to $4,000 per calendar month. (ii) the conferral of
                                       4
discretionary authority to the Corporation's Board of Directors to determine and to adjust from time to time on an annual basis the amount of the discounted purchase price applicable to purchases of Common Stock, 1% or integers thereof, through utilization of cash dividends but under no circumstance at a purchase price less than 95% of the then current fair market value of the shares, (iii) the designation of State Street Bank and Trust Company, a banking institution independent of and not affiliated with the Corporation, as the successor Agent under the Plan, (iv) minor clarifying changes to the question and answer format of the Plan, and (v) the other modifications generally involving current information with respect to certain tax aspects of the Plan and other developments.
     In accordance with the terms of the Plan, State Street Bank and Trust Company ("Agent") will serve as an independent agent in effecting purchases of Common Stock on the open market for the accounts of participants. The Agent also may be authorized to effect certain dispositions of shares otherwise provided for under the Plan.
     The Corporation's shareholders who are not participating in the Plan may become participants by completing the Authorization Form and returning it to the Plan Administrator in the manner set forth in the response to Question 6 which follows. Those shareholders who presently are participating in the Plan who wish to continue such participation need not complete the Authorization Form or take any other action. Such shareholders will continue as participants in the Plan automatically. The cash dividends and optional cash payments, if any, made available under the Plan will continue to be reinvested generally in the authorized but newly issued shares of Corporation's Common Stock. The shares to be acquired with respect to the reinvestment of cash dividends will be made available for purchase, either directly or on the open market at not less than 95% of the fair market value of the shares on the applicable Investment Date. Further, purchases of newly issued shares directly from the Corporation will be accomplished through the Plan Administrator (rather than through the agency of the State Street Bank and Trust Company). Under certain circumstances, in the discretion of the Corporation or the Plan Administration, shares of Corporation's Common Stock may be purchased on the open market or may be disposed of in accordance with the terms of the Plan. Any such transactions will be effected through the agency of the State Street Bank and Trust Company.
     The following is a statement of the material features of the Plan in a question and answer format. Generally, the Plan permits participants to purchase additional shares of Common Stock at any time by reinvesting cash dividends on the shares and by making optional cash payments as described below. Such purchases will be effected without payment of any brokerage commissions, service charges or other fees by the participants.
                                       5

PURPOSE
     1. WHAT IS THE PURPOSE OF THE PLAN?
     The purpose of the Plan is to continue to provide holders of record of Corporation's Common Stock with a simple, economical and convenient method of acquiring additional shares of Common Stock by the reinvestment of cash dividends (at a price of not less than 95% of the fair market value) and through optional cash payments (at a price equal to 100% of the fair market value), and in both instances without payment of any brokerage fees or commissions, service charges or other expenses. To the extent these additional shares generally are purchased directly from the Corporation, the Corporation will receive additional funds for its general corporate purposes.
PARTICIPATION ALTERNATIVES
     2. WHAT ALTERNATIVES ARE AVAILABLE TO PARTICIPANTS IN THE PLAN?
     As a participant in the Plan:
          a. You may have cash dividends on all of.your shares automatically reinvested. You also may make optional cash payments of not less than $25 but limited to aggregate payments of $4,000 per calendar month.
          b. You may have cash dividends on less than all of your shares automatically reinvested, while continuing to receive cash dividends on the other shares. The right to make optional cash payments of not less than $25 up to a total of $4,000 per calendar month will continue to be available.
          c. You may make optional cash payments only of not less than $25 but limited to aggregate payments of $4,000 per calendar month, whether or not you have elected to have cash dividends reinvested under a or b above.
ADVANTAGES
     3. WHAT ARE THE ADVANTAGES OF THE PLAN?
          a. The price of those shares to be purchased with reinvested dividends will not be less than 95% of the current market value of Common Stock, as more fully explained under Question 13. Please note, however, no purchase discount from current market value will be available for those shares to be purchased with optional cash payments.
          b. No brokerage fees or commissions, service charges or other direct expenses will be paid by you in connection with purchases of Common Stock under the Plan.
          c. The funds made available will be fully invested because the Plan permits fractions of shares of Common Stock to be credited to your account. The cash dividends on such fractions, as well as on whole shares, credited to your account will be reinvested in additional shares at not less than 95% of the fair market value thereof.
          d. You will avoid the need for safekeeping of stock certificates for shares of Common Stock credited to your account under the Plan.
          e. The regular periodic statements and reports from the Plan Administrator will reflect (i) the rate of the discounted purchase price (not less than 95% of the fair market value) for purchases of shares of
                                       6

     Common Stock through utilization of cash dividends, as determined by the Corporation's directors annually based on an authorized rate of discount to the fair market value in 1% or integers thereof; and (ii) the current activity under your account, including purchases and latest balances, which will simplify your record-keeping.
ADMINISTRATION
     4. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?
     BB&T-NC, a wholly-owned subsidiary of the Corporation, has been appointed Plan Administrator. It will keep records, send statements of account to each participant, and will perform other administrative duties relating to the Plan. The shares of Common Stock purchased for you under the Plan will be held for you in safekeeping by or through BB&T-NC until a termination of your participation in the Plan or until a written request is received from you for withdrawal of all or part of your shares. If you have any questions, please call the Plan Administrator at 919/399-4606.
     The Corporation has the authority to adopt and amend rules and regulations to facilitate the administration of the Plan. All purchases of shares of Common Stock for the accounts of participants on the open market will be accomplished through the State Street Bank and Trust Company ("Agent") or such other independent agent as may be selected by the Plan Administrator. The Agent also may effect sales of such shares on the open market in case of the withdrawal or termination of a participant's interests under the Plan, if authorized by the terms of the Plan or if otherwise directed by the participant to do so. See Questions 24 and 25.
PARTICIPATION
     5. WHO IS ELIGIBLE TO PARTICIPATE?
     If you are a holder of Corporation's Common Stock registered in your name, you are eligible to participate. If you beneficially own shares registered in another name (for example, in the name of a broker or bank nominee), you must either make appropriate arrangements for your broker or nominee to participate, or you must become a shareholder of record by having all or a portion of your shares transferred to your own name.
     6. HOW DOES AN ELIGIBLE SHAREHOLDER PARTICIPATE?
     Unless otherwise a participant in the Plan, the holder of record of Corporation's Common Stock, may enroll in the Plan by checking the appropriate box on the Authorization Form and signing and returning it to the Plan Administrator at the address below. A return envelope will be provided for this purpose. Where Common Stock is registered in more than one name (i.e. joint tenants, trustees, etc.), all of the registered holders must sign. See Question 8 for more information on the Authorization Form.
     All questions and communications regarding the Plan should be addressed to the Plan Administrator at the following address:
                            Branch Banking and Trust Company
                            Corporate Trust Department
                            Dividend Reinvestment Plan
                            P.O. Box 2887
                            Wilson, N.C. 27894-2887
                            919/399-4606
                                       7

     7. WHEN MAY AN ELIGIBLE SHAREHOLDER ENROLL IN THE PLAN?
     An eligible shareholder may enroll in the Plan at any time.
     Unless you select the "Optional Cash Purchases Only" investment option, you will begin to participate in the Plan as of the dividend payment date associated with the first dividend record date which occurs on or after the date the Plan Administrator receives your signed Authorization Form. The dividend record dates usually precede the dividend payment dates by approximately two weeks.
     See Questions 17 and 18 to determine when those holders who select the "Optional Cash Purchases Only" option will begin to participate in the Plan.
     8. WHAT DOES THE AUTHORIZATION FORM PROVIDE?
     The Authorization Form provides for the purchase of additional shares of the Corporation's Common Stock through the following investment options:
          A. "Full Dividend Reinvestment" -- directs the investment, in accordance with the Plan, of the cash dividends on all of the shares of Common Stock then or subsequently registered in your name, and also permits you to make optional cash payments for the purchase of additional shares in accordance with the Plan;
          B. "Partial Dividend Reinvestment" -- directs the investment, in accordance with the Plan, of the cash dividends on only a specified portion of the shares of Common Stock, and also permits you to make optional cash payments for the purchase of additional shares in accordance with the Plan;
          C. "Optional Cash Purchases Only" -- permits you to make optional cash payments for the purchase of additional shares of Common Stock in accordance with the Plan, but without any reinvestment of cash dividends on those shares directly held by you. After you receive your statement on each optional cash purchase, you may elect to receive the cash dividends on such shares by written notification to the Plan Administrator at the address listed in Question 6. Otherwise, such cash dividends will be automatically reinvested pursuant to the Plan.
     If you return an Authorization Form properly executed but with no investment alternative designated, you will be enrolled in the "Full Dividend Reinvestment" option.
     You may select either of the cash dividends reinvestment alternatives or the optional cash purchase alternative only. In all cases, the cash dividends on shares held for your account under the Plan will be reinvested in accordance with the Plan, including dividends on shares purchased with optional cash payments, unless notice is given as described in paragraph C above.
     9. HOW MAY A PARTICIPANT CHANGE PARTICIPATION ALTERNATIVES UNDER THE PLAN? As a participant, you may change your investment alternatives at any time by requesting a new Authorization Form and returning it to the Plan Administrator at the address set forth in Question 6. (See also Questions 7 and 8.) If an Authorization Form changing the reinvestment of cash dividends is received before the record date for payment of the related cash dividends, the change will be effected on the related dividend payment date. If the Authorization Form is received later than that date, the change will be put into effect on the next cash dividends payment date.
                                       8

COSTS
     10. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?
     No. All costs of administration of the Plan will be paid by the Corporation. No brokerage fees or commissions on shares purchased under the Plan will be paid by participants, whether the additional shares are purchased directly from the Corporation or, under certain conditions, on the open market. PURCHASES
     11. WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?
     Shares purchased under the Plan generally will come from the Corporation's authorized but unissued shares. The Corporation reserves the right, however, to have shares purchased for participants accounts on the open market. The decision to purchase shares on the open market will take into account the Corporation's equity position, general market conditions, relationship between the purchase price and the book value per share, and other relevant factors.
     12. HOW MANY SHARES WILL BE PURCHASED FOR PARTICIPANTS?
     The number of shares purchased for your account will depend on the amount of your cash dividends and/or optional cash payments and the price per share. Your account will be credited with that number of shares, including fractions, equal to the total amount to be invested divided by the applicable purchase price per share.
     13. WHAT WILL BE THE PRICE OF SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?
     For purposes of determining the number of shares of Common Stock to be purchased for participants accounts under the Plan with reinvested cash dividends (including those dividends on all shares of Common Stock credited to participants' accounts under the Plan), the price per share will not be less than 95% of the fair market value of Common Stock based upon the closing sales price, as reported under the NASDAQ National Market System, on the first trading day on which the closing sales price is so reported immediately preceding the applicable Investment Date.
     With respect to the number of shares of Common Stock to be purchased for those participants electing to make optional cash payments, the price of each such share shall be 100% of the fair market value and without benefit of any discounted purchase price.
     If there is no trading in the shares for a substantial period of time immediately preceding an Investment Date, the fair market value of Common Stock shall be determined by the Plan Administrator on the basis of such market quotations as it shall deem appropriate. No newly issued shares will be sold by the Corporation to participants in the Plan at less than the par value ($2.50 per share).
     The determination of the purchase price for shares made in accordance with this question is solely for the purpose of determining the number of shares to be purchased for each participant's account and does not determine the participant's tax basis in the shares so purchased. See Question 27 for tax information.
                                       9

     14. HOW WILL THE DISCOUNTED PURCHASE PRICE OF NOT LESS THAN 95% OF THE FAIR MARKET VALUE OF COMMON STOCK DESCRIBED IN QUESTION 13 BE DETERMINED?
     At least 30 days before the record date set for any cash dividends payable during a fiscal year, the Corporation's Board of Directors may determine the rate of purchase price discount to fair market value of Common Stock, if any, to be in effect during the following one year period. Subject to the 95% of fair market value limitation, the rate of purchase price discount as so determined will be 1%, or integers thereof, but under no circumstance will the established purchase price be less than this 95% of fair market value restriction.
     15. HOW WILL PARTICIPANTS BE INFORMED OF THE AMOUNT OF THE DISCOUNTED PURCHASE PRICE TO FAIR MARKET VALUE AS IN EFFECT FROM TIME TO TIME?
     For the benefit of new enrollees under the Plan, the Authorization Form described in Question 8 will reflect the then current percentage amount of the rate of purchase price discount (not less than 95% of fair market value). For those participants who will continue under the Plan, they will be advised of the applicable rate of purchase price discount by the provisions of the reports to be furnished to participants by the Plan Administrator. See Question 19.
     16. WHEN WILL PURCHASES OF SHARES OF COMMON STOCK BE MADE?
     The shares of Common Stock to be purchased for participants will be allocated to their accounts as of the Investment Date. For the reinvestment of cash dividends, the Investment Date will be the dividend payment date, which generally is the 15th day of March, June, September and December. For the investment of all optional cash payments, the Investment Date will be the first and fifteenth day of the calendar month if received on or before the fifth day immediately preceding those dates. See Question 17 for information on return of option cash payments if not invested timely.
OPTIONAL CASH PAYMENTS
     17. HOW DO OPTIONAL CASH PAYMENTS WORK?
     The optional cash payments received from a participant will be accumulated with the optional cash payments of all participants, inclusive of the cash dividends held for reinvestment on the same Investment Date. Such accumulated amounts will be applied by the Plan Administrator to the purchase of additional shares of Common Stock directly from the Corporation, or by the Agent with respect to the accumulated amounts to be utilized to effect purchases on the open market, as of that Investment Date. The price of the shares of Common Stock purchased with the optional cash payments will be one hundred percent (100%) of fair market value as described in Question 13 above. The optional cash payments received within five days immediately preceding an Investment Date will be held by the Plan Administrator until the next Investment Date; provided, however, that no optional cash payments will be held for more than 20 days. The purchase price for all shares purchased as of the same Investment Date will be allocated to each participant's account on the basis of the weighted average price of all such shares if effected in more than one transaction and at different prices.
     The optional cash payments received prior to the 20th day preceding an Investment Date on which they could have been invested will be returned to the participant. No interest will be paid by either the Corporation or the Plan Administrator on optional cash payments held pending investment. Consequently, you are strongly urged to make your optional cash payments as close as possible to the fifth day immediately preceding the next appropriate Investment Date (the first or fifteenth day of each calendar month). In this regard, you should allow sufficient time to ensure that your payment is received by the Plan Administrator five days before these
                                       10
dates. A shareholder may participate in the Plan even if he or she wishes to make the optional cash payments only.
     18. HOW MAY OPTIONAL CASH PAYMENTS BE MADE?
     An optional cash payment may be made by a participant at the time of enrolling in the Plan by enclosing with the Authorization Form a check made payable to Branch Banking and Trust Company, as Plan Administrator. Thereafter, the optional cash payments may be made monthly through use of the cash payment forms, which will be attached to statements of account, sent by the Plan Administrator to participants or by bank draft. The same amount need not be sent each month, and there is no obligation to make an optional cash payment for each or any Investment Date.
     The minimum optional cash payment by a participant in any calendar month is $25 and the aggregate of such payments received by the Plan Administrator in any one calendar month cannot exceed a total of $4,000 for any participant. An optional cash payment will be refunded if a written request for refund is received by the Plan Administrator at least 48 hours prior to the next appropriate Investment Date on which the cash payment otherwise would have been invested.
REPORTS TO PARTICIPANTS
     19. WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?
     As soon as practicable after each purchase of Common Stock under the Plan (on a monthly basis for optional cash payments and quarterly with respect to all transactions), a statement of the transaction reflecting the amount, per share price and number of full shares and fractional interests purchased will be mailed to the participant by the Plan Administrator. The quarterly reports will reflect the appropriate rate of purchase price discount to fair market value applicable to the reinvestment of cash dividends. These statements and reports are your continuing record of account activity and the cost of your purchases and should be retained for tax purposes. In addition, you will receive copies of communications sent to holders of the Corporation's Common Stock, including the Corporation's Quarterly Reports, Annual Reports, Notices of Shareholder Meetings and Proxy Statements, and any reports of taxable income as may be required by the Internal Revenue Service ("IRS").
DIVIDENDS ON FRACTIONS OF SHARES
     20. WILL PARTICIPANTS BE CREDITED WITH CASH DIVIDENDS ON FULL AND FRACTIONAL SHARES HELD IN THEIR ACCOUNTS UNDER THE PLAN?
     Yes. Dividends on fractions, as well as on full shares, will be credited to participants' accounts and will be reinvested in additional shares (see Question
8).
CERTIFICATES FOR SHARES
     21. WILL STOCK CERTIFICATES BE ISSUED FOR THE SHARES OF COMMON STOCK PURCHASED?
     Certificates for the shares of Common Stock purchased under the Plan will not be issued directly to you, unless requested as hereinbelow provided. Such certificates will be held by or through the Plan Administrator. The number of shares credited to your account under the Plan will be shown on your statement of account. This additional service protects against loss, theft or destruction of stock certificates.
                                       11

     Certificates for any number of shares up to the full number of shares credited to your account under the Plan will be delivered to you upon written request. This request should be mailed to the Plan Administrator at the address set forth in Question 6. Until a sale, termination or change in your method of participation, the cash dividends for all such shares will continue to be reinvested pursuant to the Plan.
     The shares credited to your account under the Plan may not be pledged or assigned. Any attempted pledge or assignment shall be void. If you wish to pledge shares held under the Plan, you must request that the certificates for such shares be reissued in your name.
     Certificates for fractional shares will not be issued under any circumstances.
     22. IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED TO PARTICIPANTS?
     The accounts under the Plan will be maintained in the name in which your shares are registered at the time you elect to enroll in the Plan. Consequently, certificates for full shares purchased under the Plan will be similarly registered when delivered to you upon your request. Should you want these shares registered and reissued in a different name, you must so indicate by a written request bearing your signature which has been guaranteed by an authorized financial institution. Since this would constitute a reregistration, you would be responsible for any transfer taxes that may be due and for compliance with any other applicable transfer requirements.
CHANGE OF PARTICIPATION, WITHDRAWALS AND TERMINATION
     23. HOW DO PARTICIPANTS CHANGE THEIR METHOD OF PARTICIPATION?
     You may change your method of participation at any time by indicating the change on an Authorization Form and mailing it to the Plan Administrator at the address set forth in Question 6.
     24. HOW DOES A PARTICIPANT WITHDRAW SHARES FROM HIS OR HER PLAN ACCOUNT? You may at any time withdraw any or all full shares credited to your Plan account, by notifying the Plan Administrator in writing that you wish to do so. Such notice should be sent to the address set forth in Question 6. At your request, the Plan Administrator, through the State Street Bank and Trust Company, as Agent, will sell the shares withdrawn, and in that event you will be charged any brokerage commissions on the sale, as well as any transfer tax or other direct costs incurred in connection with the sale. The sale will be made by the Agent for your account, on the open market, within ten business days after receipt of such request or as soon as otherwise practicable.
     25. HOW DOES A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?
     In order to terminate your participation in the Plan, you must notify the Plan Administrator in writing that you wish to do so. Such notice should be addressed to the Plan Administrator at the address set forth in Question 6.
     Upon termination, you may elect to receive: (a) stock certificates for the full shares held for your account under the Plan, plus a check for the proceeds from the sale of any fractional share; or (b) a check for the proceeds from the sale of all shares, including any fractional share, held for your account, less any brokerage fees or commissions and any applicable transfer taxes or other direct costs incurred in connection with the sale. The sale will be made by the Agent for your account, on the open market, within ten business days after receipt of your request or as soon as otherwise practicable, except as provided in Question 26.
                                       12

     26. WHEN MAY A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?
     You may terminate your participation in the Plan at any time.
     If the request to terminate is received on or after the record date for a dividend, any cash dividends paid on that dividend payment date will be reinvested for your account. Any optional cash payment sent to the Corporation prior to the request for termination will be invested, unless a return of the amount is expressly made in the request for termination and the request for termination is received at least 48 hours prior to the Investment Date. In the event cash dividends are reinvested, or optional cash payments invested, after the receipt of a request to terminate, the request will be processed as promptly as possible following the applicable Investment Date as set forth in Question 16.
     All subsequent cash dividends will be paid to you by check in the ordinary manner, unless you reenroll in the Plan, which you may do at any time.
TAXES
     27. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?
     In the opinion of Poyner & Spruill, L.L.P. the Corporation's special counsel, the following statements, which are based upon existing Federal tax laws, regulations and IRS rulings, reflect certain Federal income tax consequences to an individual or corporate participant in the Plan.
          (a) Plan participants have the same federal income tax obligations with respect to cash dividends reinvested under the Plan as cash dividends paid to persons who do not participate in the Plan. As a result, any cash dividends reinvested on behalf of a participant under the Plan will be taxable as having been received by the participant even though he or she did not actually receive the amount of such dividends in cash. In this regard, in connection with shares of Common Stock purchased at a discount through the reinvestment of cash dividends, the IRS has ruled that the fair market value of the shares purchased constitutes dividend income to the shareholder on the Investment Date. Thus, the full amount of the cash dividends reinvested plus the amount of the purchase price discount to fair market value, if any, will be dividend income to the participating shareholder.
          (b) The tax basis of shares acquired by a participant through the reinvestment of cash dividends pursuant to the Plan will be equal to the full amount of dividends reinvested plus the amount of the purchase price discount to fair market value. The tax basis of shares purchased with optional cash payments will be equal to the amount of such payments.
          (c) The holding period for purposes of determining the long or short-term nature of capital gains or losses on the sale of shares acquired under the Plan with optional cash payments or by the reinvestment of cash dividends generally will begin on the day after the relevant Investment Date, and in the case of purchases by the Corporation on the open market at different times during a calendar month (see question 20), will begin no later than the day after the last day an open market purchase is made. See Question 19 for information regarding reports.
          (d) A participant will not recognize any taxable income upon the receipt of certificates for full shares credited to his or her account under the Plan, either upon the request of the participant or upon withdrawal from or termination of the Plan. However, gain or loss will be recognized by the participant when shares are sold, either by the participant or by the Agent, measured by the difference between the amount the participant receives for the shares and his or her tax basis in the shares.
                                       13

          (e) With respect to the reinvestment of cash dividends under the Plan, as well as the investment of optional cash payments, the brokerage fees and commissions, to the extent utilized to effect purchases of shares on the open market, and the amount of any discount to fair market value applicable to cash dividends so reinvested (at not less than 95% of fair market value), generally will be taxable to the participant for federal income tax purposes to the extent absorbed by the Corporation, (and in some cases for state and local income tax purposes).
          (f) A participant who receives a cash payment in respect of fractional shares as a result of his or her withdrawal from or the termination of the Plan will recognize gain or loss as a result of the disposition of such fractional interest. Any gain or loss resulting from either the sale of shares or the elimination of fractional shares will be capital gain or loss, assuming the shares owned by the participant pursuant to the Plan have been held by the participant as a capital asset, and such gain or loss will be long-term if the holding period for such shares is more than one year.
     Each participant is urged to consult his or her own tax advisor to determine the particular tax consequences that may result from participation in the Plan and from any subsequent disposition of shares purchased pursuant to the Plan.
OTHER INFORMATION
     28. WHAT HAPPENS WHEN YOU SELL OR TRANSFER ALL OF THE SHARES REGISTERED IN YOUR NAME?
     If you sell or transfer all shares registered in your name, the cash dividends on shares credited to your account under the Plan will continue to be reinvested, subject to your right to withdraw from the Plan at any time.
     However, if a participant has only a fractional share in Common Stock credited to the account under the Plan on the record date for cash dividends on the Common Stock, the Corporation reserves the right not to reinvest the additional dividends on such fractional share and to terminate such participant's account. If the Corporation exercises this right, the participant will receive a check for the proceeds from the sale of such fractional share, plus the amount of the cash dividends thereon.
     29. WHAT HAPPENS WHEN YOU SELL OR TRANSFER SOME BUT NOT ALL OF THE SHARES REGISTERED IN YOUR NAME?
     If you are reinvesting the cash dividends on all of the shares registered in your name (i.e., you have elected the "Full Dividend Reinvestment" alternative as described in Question 8) and you sell or transfer a portion of such shares, the cash dividends on the remainder of the shares registered in your name will continue to be reinvested.
     30. IF THE CORPORATION HAS A RIGHTS OFFERING, HOW WILL THE RIGHTS ON THE PLAN SHARES BE HANDLED?
     No preemptive rights attach to Common Stock of the Corporation. If the Corporation, nevertheless, should determine to offer securities through the issuance of rights to subscribe, warrants or subscriptions representing the rights on all shares held for the Plan will be issued to BB&T-NC, as Plan Administrator, which will sell such rights, credit your account in proportion to the full and fractional shares held therein on the record date for such rights offering, and apply the proceeds to the purchase of additional shares of Common Stock. If you wish to exercise stock purchase rights on your Plan shares, you must furnish to BB&T-NC, and BB&T-NC must receive prior to the record date for any such rights offering, instructions that BB&T-NC deliver to you a certificate for the full shares as provided in Question 21.
                                       14

     31. WHAT HAPPENS IF THE CORPORATION ISSUES A DIVIDEND PAYABLE IN STOCK OR DECLARES A STOCK SPLIT?
     Any dividend payable in stock or split shares distributed by the Corporation on shares registered in your name will be distributed to you. For shares credited to your account under the Plan, any such additional shares will be added to your Plan account.
     32. HOW WILL A PARTICIPANT'S SHARES HELD BY THE PLAN ADMINISTRATOR BE VOTED AT SHAREHOLDERS' MEETINGS?
     No shares held under the Plan will be voted by the Plan Administrator.
     A proxy card will be sent to you in connection with any annual or special meeting of shareholders, as in the case of shareholders not participating in the Plan. This proxy will apply to all full shares registered in your own name, whether acquired pursuant to the Plan or otherwise, as well as to all shares and fractional interests credited to your account under the Plan.
     33. WHAT ARE THE RESPONSIBILITIES OF THE CORPORATION AND THE PLAN ADMINISTRATOR UNDER THE PLAN?
     Neither the Corporation, the Plan Administrator nor the Agent will be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of or liability arising out of failure to terminate your account upon your death, the prices at which shares are purchased for your account, the times when purchases or sales are made, or the fluctuations in the market value of the Corporation's stock held for your account.
YOU SHOULD RECOGNIZE THAT NEITHER THE PLAN ADMINISTRATOR NOR THE CORPORATION CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES HELD FOR YOUR ACCOUNT UNDER THE PLAN.
     Neither the Corporation, the Plan Administrator nor the Agent and their agents shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted in connection with the Plan, nor shall they have any duties, responsibilities or liabilities except as expressly set forth herein.
     34. MAY THE PLAN BE CHANGED OR DISCONTINUED?
     Specifically, the Plan provides for the termination of any participant's account upon adequate written notice of such participant's death or adjudication of incompetency, in which cases no further purchases for the account will be made. Further, a participant's account will be terminated if any participant does not make at least four payments (either in cash dividends or optional cash payments) in any 12-month period.
     Notwithstanding the above provisions of the Plan, the Board of Directors or the Executive Committee of the Corporation reserves the right to amend, modify, suspend or terminate the Plan at any time, including the period between a record date and a dividend payment date. Notice of any material amendment or modification, or of any suspension or termination, will be mailed to all participants at least 30 days prior to the effective date thereof. Any amendment or modification shall conclusively be deemed to be accepted by the participant unless, prior to the effective date thereof, the Plan Administrator receives written notice of the termination of his or her account.
     Upon termination of the Plan, any uninvested optional cash payments will be returned, a certificate for the full shares credited to your account under the Plan will be issued, and a cash payment will be made for any fraction of a share credited to your account.
                                       15

     35. HOW MAY SHAREHOLDERS OBTAIN ANSWERS TO OTHER QUESTIONS REGARDING THE PLAN?
     Any additional questions about the Plan should be addressed to the Plan
Administrator:
                                Branch Banking and Trust Company
                                Corporate Trust Department
                                Dividend Reinvestment Plan
                                P.O. Box 2887
                                Wilson, North Carolina 27894-2887
                                Telephone: 919/399-4606
     36. WHAT PROVISION IS MADE FOR THOSE SHAREHOLDERS WHOSE DIVIDENDS ARE SUBJECT TO INCOME TAX WITHHOLDINGS?
     Cash dividends received by foreign corporations and nonresident aliens generally are subject to a 30% United States income tax and associated withholding. The Plan Administrator will deduct the amount of tax to be withheld (currently 30% of the dividend amount unless the participant establishes that some lower percentage is available by reason of treaty or other exemption) from a foreign corporation or non-resident alien. If withholding is not required to be imposed as provided in the prior sentence, no withholding will occur unless the cash dividends payment is subject to the 31% backup withholding requirement. Backup withholding is required only if a participant fails to provide a completed Payor's Request for Taxpayer Identification Number Substitute Form W-9 and the participant is not otherwise exempt from backup withholding. No withholding is required when a participant withdraws from the Plan and elects to liquidate his or her shares in the Plan account.
                           CORPORATION CAPITAL STOCK
GENERAL
     The Corporation's authorized capital consists of two classes, represented by 100,000,000 shares of voting common stock, $2.50 par value, of which 32,226,259 shares were issued and outstanding as of May 31, 1994; and 4,000,000 shares of nonvoting preferred stock, $2.50 par value. While the Board of Directors is authorized by the Corporation's charter to fix the preferences, limitations, and relative rights of the nonvoting preferred stock, the Board has not determined any such provisions for the preferred stock, no shares of such preferred stock are presently outstanding, and no specific transactions are contemplated which would result in the issuance of any such preferred stock. If any shares of preferred stock are issued, the rights of holders of Corporation's voting common stock will be subject to the rights and preferences which are conferred to the holders of the preferred stock.
COMMON STOCK
  DIVIDEND RIGHTS
     The holders of Common Stock are entitled to share ratably in dividends when and as declared by the Board of Directors out of funds legally available therefor.
  VOTING RIGHTS
     Each holder of Common Stock has one vote, for all purposes to be voted upon by shareholders, for each share held; however, under North Carolina law, the right of cumulative voting in the election of directors is denied to shareholders of publicly held corporations such as the Corporation.
                                       16

  PREEMPTIVE RIGHTS
     The holders of Common Stock do not have any preemptive or preferential right to purchase or to subscribe for any additional shares of Common Stock or any other securities the Corporation may issue.
  ASSESSMENT AND REDEMPTION
     The shares of Common Stock purchased pursuant to the Plan described under this Prospectus will be considered when issued, fully paid and nonassessable.
     The shares of Common Stock do not have any redemption provisions. LIQUIDATION RIGHTS
     In the event of the Corporation's liquidation, dissolution or winding-up of its business, whether voluntary or involuntary, the holders of Common Stock will be entitled to share ratably in any of its net assets or funds which are available for distribution to its shareholders after the satisfaction of its liabilities or after adequate provision is made therefor, subject to the rights of holders of any preferred stock outstanding at the time.
                                 LEGAL OPINION
     The validity of the securities offered by this Prospectus, and certain of the Federal income tax consequences to participants in the Plan, have been passed upon for the Corporation by Poyner & Spruill, L.L.P. 3600 Glenwood Avenue, Raleigh, North Carolina 27612, special counsel to the Corporation.
                                    EXPERTS
     The consolidated financial statements of BB&T Financial Corporation as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 incorporated by reference herein from BB&T Financial Corporation's 1993 Annual Report on Form 10-K have been incorporated herein in reliance on the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
                                INDEMNIFICATION
     Directors and officers of the Corporation are entitled to indemnification as expressly permitted by the provisions of the North Carolina Business Corporation Act and the Corporation's Bylaws. The Corporation has purchased a liability insurance policy for its directors and certain of its officers which, subject to limitations set forth in the insurance policy, indemnifies them for certain liabilities which they, or any one of them, may incur in connection with the performance of duties in their official capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is therefore unenforceable.
                                       17

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN AS CONTAINED HEREIN, IN CONNECTION WITH THE OFFER DESCRIBED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BB&T FINANCIAL CORPORATION.
                                      BB&T
                             FINANCIAL CORPORATION
                           DIVIDEND REINVESTMENT PLAN
                                2,000,000 SHARES
                                       OF
                                  COMMON STOCK
                               ($2.50 PAR VALUE)
                                   PROSPECTUS
                              DATED JUNE 17, 1994

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission registration fee........  $20,690
Printing, engraving, and postage expenses..................    5,000*
Legal fees.................................................   10,000*
Accounting fees............................................    5,000*
Transfer Agent and Registrar fees..........................    4,000*
Blue Sky fees and expenses.................................    1,000*
Miscellaneous..............................................    1,000*
     Total.................................................  $46,690

* Estimated.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     A. The Registrant is incorporated under the laws of North Carolina. The North Carolina Business Corporation Act ("North Carolina BCA") contains provisions prescribing the extent to which directors and officers shall or may be indemnified. The following is a summary of these provisions:
     1. Subject to certain exceptions, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (i) he conducted himself in good faith; and (ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (b) in all other cases, that his conduct was at least not opposed to its best interests; and
(iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Moreover, unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding in which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of a director to repay such amount unless it shall ultimately be determined that he is entitled to be so indemnified by the corporation against such expenses. A director may also apply for court-ordered indemnification under certain circumstances.
     2. Unless a corporation's articles of incorporation provide otherwise, (i) an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for a court-ordered indemnification to the same extent as a director; (ii) the corporation may indemnify or advance expenses to an officer, employee, or agent of a corporation to the same extent as to a director; and
(iii) a corporation may also indemnify or advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.
     3. In addition and separate and apart from the indemnification rights discussed above, a corporation may, in its articles of incorporation or bylaws, or by contract or resolution, indemnify or agree to indemnify any one of its directors, officers, employees or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any such provision for indemnification may also include provisions for recovery from the corporation of reasonable cost, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.
                                      II-1

     B. The Registrant's Articles of Incorporation provide for the indemnification of directors to the fullest extent authorized by North Carolina law as it exists or may be hereafter amended. A director shall not be personally liable for any monetary damages relating to a breach of duty as a director either to the Registrant, its shareholders or otherwise.
     C. Article IX of the Registrant's Bylaws provides for indemnification of Registrant's directors, officers, employee or agents against certain expenses, including attorney's fees, and payments made in satisfaction of judgements, money decrees, fines and penalties for which they may become liable in such and other fiduciary capacities, exclusive of indemnification for certain activities involving criminal misconduct or clearly in conflict with the best interest of the Registrant.
     D. The Registrant has purchased liability insurance for its directors and certain of its officers covering certain liabilities which may be incurred by such officers and directors in connection with the performance of their duties.
ITEM 16. EXHIBITS

EXHIBIT NO.                                            DESCRIPTION                                               REFERENCE
 (1)          Not Applicable
 (2)          Not Applicable
 (4)(a)       Definitive Form of Certificate for Registrant's Common Stock, $2.50 par value.                   (1)
 (4)(b)       Excerpts from Registrant's Bylaws (Article II, Sections 8 and 9) relating to rights of holders   (2)
              of Registrant's common stock.
 (5)          Opinion of Poyner & Spruill as to legality of securities to be registered hereby.                Filed herewith
 (8)          Opinion of Poyner & Spruill as to federal income tax consequences.                               Filed herewith
 (12)         Not Applicable
 (15)         Not Applicable
 (24)(a)      Consent of KPMG Peat Marwick                                                                     Filed herewith
 (24)(b)      Consents of Poyner & Spruill (included under Exhibits (5) and (8) hereto).                       Filed herewith
 (25)         Special Power of Attorney from certain signatory directors and officers.                         Filed herewith
 (26)         Not Applicable
 (27)         Not Applicable
 (28)         Not Applicable
 (29)         Not Applicable

(1) Included as the identified exhibit in Registrant's Registration Statement on Form S-14 (File No. 2-68274) as filed with and declared effective by the Commission on August 5, 1980, and such exhibit is incorporated herein by such reference.
(2) Included as the identified exhibit in Registrant's Registration Statement on Form S-8 (File No. 2-91779) as filed with the Commission on June 20, 1984 and declared effective on July 10, 1984, and such exhibit is incorporated herein by such reference.
                                      II-2

ITEM 17. UNDERTAKINGS.
     The undersigned issuer hereby undertakes:
     A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) to include any prospectus required by section 10(a) (3) of the Securities Act of 1933;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;
          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (A)(1) (i) and (A) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the issuer's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                      II-3

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilson and State of North Carolina, on the 17 day of June, 1994.
                                         BB&T FINANCIAL CORPORATION
                                         (Registrant)
                                         By /s/       JERONE C. HERRING

                                             JERONE C. HERRING, VICE PRESIDENT
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                         TITLE OR CAPACITY                        DATE
         /s/             JOHN A. ALLISON, IV            Chairman of the Board of Directors, Director and    June 17, 1994
                                                          Chief (Principal) Executive Officer
                 JOHN A. ALLISON, IV*
           /s/                SCOTT E. REED             Treasurer (Principal Financial and Accounting       June 17, 1994
                                                          Officer)
                    SCOTT E. REED*
         /s/             JOSEPH B. ALALA, JR.           Director                                            June 17, 1994
                JOSEPH B. ALALA, JR.*
           /s/             W. WATSON BARNES             Director                                            June 17, 1994
                  W. WATSON BARNES*
                                                        Director                                            June 17, 1994
                  PAUL B. BARRINGER
          /s/               ROBERT L. BRADY             Director                                            June 17, 1994
                   ROBERT L. BRADY*
          /s/               W. G. CLARK III             Director                                            June 17, 1994
                   W. G. CLARK III*
         /s/            JESSE W. CORBETT, JR.           Director                                            June 17, 1994
                JESSE W. CORBETT, JR.*
         /s/           W. R. CUTHBERTSON, JR.           Director                                            June 17, 1994
               W. R. CUTHBERTSON, JR.*

                                      II-4

                      SIGNATURE                                         TITLE OR CAPACITY                        DATE
         /s/             FRED H. DEATON, JR.            Director                                            June 17, 1994
                 FRED H. DEATON, JR.*
         /s/              JOE L. DUDLEY, SR.            Director                                            June 17, 1994
                 JOE L. DUDLEY, SR.*
           /s/                TOM D. EFIRD              Director                                            June 17, 1994
                    TOM D. EFIRD*
         /s/            O. WILLIAM FENN, JR.            Director                                            June 17, 1994
                O. WILLIAM FENN, JR.*
          /s/                JAMES E. HEINS             Director                                            June 17, 1994
                   JAMES E. HEINS*
         /s/            RAYMOND A. JONES, JR.           Director                                            June 17, 1994
                RAYMOND A. JONES, JR.*
           /s/                KELLY S. KING             Director                                            June 17, 1994
                    KELLY S. KING*
         /s/             DAVID R. LAFAR, III            Director                                            June 17, 1994
                 DAVID R. LAFAR, III*
         /s/           J. ERNEST LATHEM, M.D.           Director                                            June 17, 1994
               J. ERNEST LATHEM, M.D.*
          /s/              JAMES H. MAYNARD             Director                                            June 17, 1994
                  JAMES H. MAYNARD*
          /s/             A. WINNIETT PETERS            Director                                            June 17, 1994
                 A. WINNIETT PETERS*
        /s/            RICHARD L. PLAYER, JR.           Director                                            June 17, 1994
               RICHARD L. PLAYER, JR.*
          /s/             LARRY J. WAGGONER             Director                                            June 17, 1994
                  LARRY J. WAGGONER*

                                      II-5

                      SIGNATURE                                         TITLE OR CAPACITY                        DATE
        /s/          HENRY G. WILLIAMSON, JR.           Director                                            June 17, 1994
              HENRY G. WILLIAMSON, JR.*
          /s/              WILLIAM B. YOUNG             Director                                            June 17, 1994
                  WILLIAM B. YOUNG*
*By:/s/           JERONE C. HERRING                     Attorney in Fact                                    June 17, 1994
                  JERONE C. HERRING

                               INDEX TO EXHIBITS

EXHIBIT NO.                                  DESCRIPTION                                            REFERENCE
 (1)          Not Applicable
 (2)          Not Applicable
 (4)(a)       Definitive Form of Certificate for Registrant's Common Stock, $2.50 par                   *
              value.
 (4)(b)       Excerpts from Registrant's Bylaws (Article II, Sections 8 and 9) relating                 *
              to rights of holders of Registrant's common stock.
 (5)          Opinion of Poyner & Spruill as to legality of securities to be registered          Filed herewith
              hereby.
 (8)          Opinion of Poyner & Spruill as to federal income tax consequences.                 Filed herewith
 (12)         Not Applicable
 (15)         Not Applicable
 (24)(a)      Consent of KPMG Peat Marwick                                                       Filed herewith
 (24)(b)      Consents of Poyner & Spruill (included under Exhibits (5) and (8)                        **
              hereto).
 (25)         Special Power of Attorney from certain signatory directors and officers.           Filed herewith
 (26)         Not Applicable
 (27)         Not Applicable
 (28)         Not Applicable
 (29)         Not Applicable

 * Incorporated by reference.
** Included under other exhibits.